Exhibit 99.1

Bionano Announces CFO Transition and Appointment of Gülsen Kama as Chief Financial Officer

SAN DIEGO, August 14, 2023 (GLOBE NEWSWIRE) -- Bionano Genomics, Inc. (Nasdaq: BNGO) today announced that Gülsen Kama will serve as its next Chief Financial Officer (CFO), effective September 11, 2023. Christopher Stewart, who held the position of CFO since September 2020, will stay on during the transition and then move into an advisory role.

Ms. Kama has an extensive background in business planning and execution, especially in operating environments that demand rigorous management of expenses to enable profitable growth. She was most recently Chief Financial Officer at Northern Data AG, where she created and implemented a global finance organization to enable strong growth. Prior to Northern Data AG, Ms. Kama was Chief Financial Officer, East Region and Healthcare IT at Quest Diagnostics, Quest’s largest region, where she drove market expansion and operational efficiencies. Before Quest, Ms. Kama established an impressive track record of transformative and growth-oriented leadership across a diverse range of multibillion-dollar organizations, including FedEx, United Airlines, A&P, and AIG, where she held senior leadership roles in strategic planning, financial planning and analysis, capital planning and corporate strategy.

“I am pleased to welcome Gülsen to Bionano. We believe the combination of her track record managing financial strategy at global businesses, including Quest Diagnostics and United Airlines, combined with her experience helping scale startup Northern Data, make her well-suited to help Bionano continue transforming cytogenetics into a streamlined workflow in healthcare while charting a course toward profitability. Gülsen has decades of capital management experience at complex companies, where she helped improve efficiency and implemented cost controls, resulting in higher returns to shareholders. All of us on the senior leadership team are really looking forward to partnering with Gülsen as she helps propel us to reach new heights. We also extend our gratitude to Chris Stewart for his leadership in helping us transition out of the pandemic and build our growing business,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano.

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. The Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. The Company additionally offers nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. For more information, visit www.bionano.com, www.bionanolaboratories.com or www.purigenbio.com.

Bionano’s OGM products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “plan,” “potential,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations, including any potential benefits that may be realized as a result of new members of management. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of geopolitical and macroeconomic developments, such as recent and potential future bank failures, the ongoing Ukraine-Russian conflict, and related sanctions, and any global pandemics, on our business and the global economy; execution of our stated strategies and plans[delete extra space]; general market conditions; changes in the competitive landscape and the introduction of competitive technologies or improvements to existing technologies; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern”; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com